Exhibit 99.1

Akorn Reports First Quarter 2013 Financial Results

- Reports Record Revenue of $73.9 million and Adjusted EPS of $0.13 -

LAKE FOREST, Ill.--(BUSINESS WIRE)--May 7, 2013--Akorn, Inc. (NASDAQ: AKRX), a niche generic pharmaceutical company, today reported financial results for its first quarter ended March 31, 2013.

Raj Rai, Chief Executive Officer, commented, "We are pleased with our first quarter results although we were behind in the launches of certain products that were approved late last year due to capacity constraints with our contract manufacturing partners as well as market challenges. We expect resolution sometime in the second half of this year. We are also excited about the establishment of our new R&D center in Vernon Hills, Illinois. The new center, with its added capacities and capabilities, will make it possible for us to file 35 to 40 ANDAs with the USFDA from our US and India facilities starting next year, which is the cornerstone of our long term growth strategy."

First Quarter 2013 Highlights

  Achieved record consolidated revenue of $73.9 million, up 43% over the prior year quarter.
  Received FDA approval for 2 ANDAs, Naphazoline Hydrochloride 0.025% with Pheniramine Maleate 0.3% and Clindamycin Phosphate Injection in 5% Dextrose premix in three strengths, with a combined IMS addressable market size of $90 million.
  Filed 4 ANDAs and completed the development on an additional 2 ANDAs with a combined annual IMS market size of approximately $640 million.
  Completed modernization and the first phase of capacity expansion at the Company’s Somerset, New Jersey ophthalmic manufacturing plant.
  Opened a new, 19,000 square foot research and development center in Vernon Hills, Illinois; designed to accommodate 35 to 40 ANDA filings per year and expand into the development of specialty formulations such as carbapenems, hormones and oncolytics.

Financial Results for the Quarter Ended March 31, 2013

Consolidated revenue for the first quarter of 2013 was $73.9 million, up 43% over the prior year quarter’s consolidated revenue of $51.7 million. The increase in consolidated revenue was driven by the sale of new products launched late in 2012, organic growth of established products and products re-launched in prior periods, and a full quarter’s sales generated by Akorn India. Consolidated gross margin for the first quarter of 2013 was 53.0% compared to 59.8% in the comparable prior year period. The decrease in gross margin was primarily the result of lower margins from Akorn India, which began operations upon completion of the Kilitch acquisition on February 28, 2012, as well as the impact of various new products launched late in 2012 which generate lower gross margins as a result of being either partnered or manufactured through third parties, and also as a result of a shift in product mix on established products.

Selling, general and administrative expenses were $12.3 million in the first quarter of 2013 compared to $10.3 million in the first quarter of 2012, with a large part of the increase related to increasing our sales infrastructure to support a growing product portfolio. R&D expenses were $6.0 million in the first quarter of 2013, an increase of $3.1 million over the prior year quarter and consistent with 2013 guidance. Increased 2013 R&D spending is the result of three factors: the Generic Drug User Fee Act (“GDUFA”) fees associated with the projected 25 abbreviated new drug application (“ANDA”) filings for 2013; the cost of bio-equivalence (“BE”) studies associated with high-value products; and the increased internal R&D costs due to the build out and staffing of the new R&D facility.

Non-GAAP adjusted net income for the first quarter of 2013 was $14.4 million, or $0.13 per diluted share, compared to non-GAAP adjusted net income of $10.6 million, or $0.10 per diluted share, in the prior year quarter.

2013 Outlook

The Company’s 2013 outlook has been updated to include the impact of slower than expected sales of products launched late in 2012 and a slower than expected recovery of sales of products impacted by the unplanned shutdown of our Somerset, New Jersey plant as a result of Hurricane Sandy. The 2013 outlook excludes the impact of any new approvals after May 6, 2013 as well as the already approved Clindamycin Phosphate Injection in 5% Dextrose premix which the Company anticipates launching early in the third quarter.

Total revenues	$305 – 315	million
Total gross margin percentage	53 – 54%
SG&A expenses	~$50	million
R&D expenses	$24 – 26	million
Intangible asset amortization expense	$7	million
Income tax rate	~ 36%
GAAP net income	$47 – 50	million
GAAP net income per diluted share	$0.42 – 0.44
Adjusted net income	$60 – 62	million
Adjusted net income per diluted share	$0.53 – 0.55
Capital expenditures	~ $25	million

Akorn’s R&D Pipeline

The Company has 57 ANDAs filed with the FDA with a combined annual addressable IMS market size of approximately $5.6 billion. The Company has completed development work on 15 additional products with a combined annual addressable IMS market size of approximately $1.0 billion and expects to file these products with the FDA in the near future.

First Quarter 2013 Conference Call

The Company will host a conference call at 10:00 a.m. Eastern Time on Tuesday, May 7, 2013, to discuss first quarter 2013 results followed by a Q&A session. The domestic call-in number is 888-539-3678 and the international call-in number is 719-325-2455. The confirmation code for all callers is 3749013. The URL for the webcast is http://www.videonewswire.com/event.asp?id=93244. A live broadcast of the conference call will also be available online at www.akorn.com under the Investor Relations tab and available for replay for 30 days.

About Akorn, Inc.

Akorn, Inc. is a niche pharmaceutical company engaged in the development, manufacture and marketing of multisource and branded pharmaceuticals. Akorn has manufacturing facilities located in Decatur, Illinois, Somerset, New Jersey and Paonta Sahib, India where the Company manufactures ophthalmic and injectable pharmaceuticals. Additional information is available on the Company’s website at www.akorn.com.

Forward Looking Statements

This press release includes statements that may constitute "forward-looking statements", including projections of certain measures of Akorn's results of operations, projections of sales, projections of certain charges and expenses, projections related to the number and potential market size of ANDAs and other statements regarding Akorn's goals, regulatory approvals and strategy. Akorn cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Because such statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. Factors that could cause or contribute to such differences include, but are not limited to: statements relating to future steps we may take, prospective products, future performance or results of current and anticipated products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, and financial results. These cautionary statements should be considered in connection with any subsequent written or oral forward-looking statements that may be made by the Company or by persons acting on its behalf and in conjunction with its periodic SEC filings. You are advised, however, to consult any further disclosures we make on related subjects in our reports filed with the SEC. In particular, you should read the discussion in the section entitled "Cautionary Statement Regarding Forward-Looking Statements" in our most recent Annual Report on Form 10-K, as it may be updated in subsequent reports filed with the SEC. That discussion covers certain risks, uncertainties and possibly inaccurate assumptions that could cause our actual results to differ materially from expected and historical results. Other factors besides those listed there could also adversely affect our results. The addressable IMS market size figures presented in this press release outline the approximate aggregate size of the potential market and are not forecasts of our future sales.

Non-GAAP Financial Measures

In addition to reporting all financial information required in accordance with generally accepted accounting principles (GAAP), Akorn is also reporting Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share, which are non-GAAP financial measures. Since Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share are not GAAP financial measures, they should not be used in isolation or as a substitute for consolidated statements of operations and cash flow data prepared in accordance with GAAP. In addition, Akorn’s definitions of Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share may not be comparable to similarly titled non-GAAP financial measures reported by other companies. For a full reconciliation of Adjusted EBITDA and Adjusted net income to GAAP net income, please see the attachments to this earnings release.

Adjusted EBITDA, as defined by the Company, is calculated as follows:

Net income, plus:

  Interest income (expense), net
  Provision for income taxes
  Depreciation and amortization
  Non-cash expenses, such as share-based compensation expense, changes in the fair value of warrants, and deferred financing cost amortization
  Other adjustments, such as equity in earnings of unconsolidated joint venture related to the sale of the joint venture's assets, amortization of the fair value adjustment to inventory acquired through business acquisitions, and various acquisition related expenses

The Company believes that Adjusted EBITDA is a meaningful indicator, to both Company management and investors, of the past and expected ongoing operating performance of the Company. EBITDA is a commonly used and widely accepted measure of financial performance. Adjusted EBITDA is deemed by the Company to be a useful performance indicator because it includes an add back of non-cash and non-recurring operating expenses which have little to no bearing on cash flows and may be subject to uncontrollable factors not reflective of the Company’s true operational performance (i.e. fair value adjustments to the carrying value of stock warrants liability).

Adjusted net income, as defined by the Company, is calculated as follows:

Net income, plus:

  The recorded provision for income taxes
  Intangible asset amortization
  Non-cash expenses, such as non-cash interest, share-based compensation expense, changes in the fair value of warrants, and deferred financing cost amortization
  Other adjustments, such as equity in earnings of unconsolidated joint venture related to the sale of the joint venture's assets, amortization of the fair value adjustment to inventory acquired through business acquisitions, and various acquisition related expenses
  Less an estimated cash tax provision, net of the benefit from utilizing NOL carry-forwards.

Adjusted net income per diluted share is equal to Adjusted net income divided by the actual or anticipated diluted share count for the applicable period.

The Company believes that Adjusted net income and Adjusted net income per diluted shares are meaningful financial indicators, to both Company management and investors, in that they exclude non-cash income and expense items that have no impact on current or future cash flows, as well as other income and expense items that are not expected to recur and therefore are not reflective of continuing operating performance. Adjusted net income and Adjusted net income per diluted share provide the Company and investors with income figures that would be expected to be more aligned with cash flows than GAAP net income, which includes a host of non-cash income and expense items.

While the Company uses Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share in managing and analyzing its business and financial condition and believes these non-GAAP financial measures to be useful to investors in evaluating the Company’s performance, each of these financial measures has certain shortcomings. Adjusted EBITDA does not take into account the impact of capital expenditures on either the liquidity or the GAAP financial performance of the Company and likewise omits share-based compensation expenses, which may vary over time and may represent a material portion of overall compensation expense. Adjusted net income does not take into account non-cash expenses that reflect the amortization of past expenditures, or include stock-based compensation, which is an important and material element of the Company’s compensation package for its directors, officers and other key employees. Due to the inherent limitations of each of these non-GAAP financial measures, the Company’s management utilizes comparable GAAP financial measures to evaluate the business in conjunction with Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share and encourages investors to do likewise.

AKORN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
IN THOUSANDS, EXCEPT PER SHARE DATA
(UNAUDITED)

	THREE MONTHS ENDED
	MARCH 31,
	2013	2012

Revenues	$73,854	$51,717
Cost of sales (excluding amortization of intangibles)	34,709	20,816
GROSS PROFIT	39,145	30,901

Selling, general and administrative expenses	12,335	10,339
Acquisition-related costs	519	8,460
Research and development expenses	5,969	2,877
Amortization of intangibles	1,733	1,563
TOTAL OPERATING EXPENSES	20,556	23,239

OPERATING INCOME	18,589	7,662

Amortization of deferred financing costs	(204)	(193)
Non-cash interest expense	(1,226)	(1,183)
Interest expense, net	(978)	(1,044)
Equity in earnings of unconsolidated joint venture	76	-
INCOME BEFORE INCOME TAXES	16,257	5,242
Income tax provision	5,415	2,134
NET INCOME	$10,842	$3,108

NET INCOME PER SHARE:
BASIC	$0.11	$0.03
DILUTED	$0.10	$0.03

SHARES USED IN COMPUTING NET INCOME
PER SHARE:
BASIC	95,926	95,011
DILUTED	111,551	109,169

COMPREHENSIVE INCOME:
Net income	10,842	3,108
Foreign currency translation loss	358	(2,203)
Comprehensive income	$11,200	$905

AKORN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
IN THOUSANDS, EXCEPT SHARE DATA

	MARCH 31,	DECEMBER 31,
	2013	2012
	(Unaudited)	(Audited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$45,863	$40,781
Trade accounts receivable, net	58,998	51,017
Inventories	53,958	52,495
Deferred taxes, current	7,886	9,190
Prepaid expenses and other current assets	3,951	5,224
TOTAL CURRENT ASSETS	170,656	158,707
PROPERTY, PLANT AND EQUIPMENT, NET	82,285	80,679
OTHER LONG-TERM ASSETS:
Goodwill	32,284	32,159
Product licensing rights, net	62,463	63,654
Other intangibles, net	16,316	16,731
Deferred financing costs	2,874	3,078
Deferred taxes, non-current	1,221	930
Long-term investments	10,420	10,299
Other	3,578	3,328
TOTAL OTHER LONG-TERM ASSETS	129,156	130,179
TOTAL ASSETS	$382,097	$369,565

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Trade accounts payable	$20,270	$21,784
Accrued compensation	2,144	7,533
Accrued royalties	5,492	5,768
Accrued administration fees	2,250	2,204
Accrued income taxes payable	4,932	910
Accrued expenses and other liabilities	6,123	5,092
TOTAL CURRENT LIABILITIES	41,211	43,291
LONG-TERM LIABILITIES:
Convertible notes due 2016	105,637	104,637
Purchase consideration payable	16,179	16,113
Deferred taxes, non-current	1,534	1,991
Product warranty liability	1,299	1,299
Lease incentive obligations and other long-term liabilities	1,147	1,153
TOTAL LONG-TERM LIABILITIES	125,796	125,193
TOTAL LIABILITIES	167,007	168,484
SHAREHOLDERS' EQUITY:
Common stock, no par value -- 150,000,000 shares authorized, 96,079,885 and 95,844,012 shares issued and outstanding March 31, 2013 and December 31, 2012, respectively	228,844	226,035
Warrants to acquire common stock	17,946	17,946
Accumulated deficit	(26,154)	(36,996)
Accumulated other comprehensive loss	(5,546)	(5,904)
TOTAL SHAREHOLDERS' EQUITY	215,090	201,081
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$382,097	$369,565

AKORN, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
IN THOUSANDS (UNAUDITED)

	THREE MONTHS ENDED
	MARCH 31,
	2013	2012
OPERATING ACTIVITIES
Consolidated net income	$10,842	$3,108

Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation and amortization	3,289	2,511
Write-off and amortization of deferred financing fees	204	193
Amortization of unfavorable contract liability	(159)	-
Non-cash stock compensation expense	1,703	1,423
Non-cash interest expense	1,226	1,183
Deferred tax assets, net	798	1,777
Excess tax benefit from stock compensation	(238)	(1,595)
Equity in earnings of unconsolidated joint venture	(76)	-
Changes in operating assets and liabilities:
Trade accounts receivable	(7,958)	(3,914)
Inventories	(1,441)	(4,155)
Prepaid expenses and other assets	1,002	(275)
Trade accounts payable	(1,861)	(2,376)
Accrued expenses and other liabilities	(409)	5,169
NET CASH PROVIDED BY OPERATING ACTIVITIES	6,922	3,049

INVESTING ACTIVITIES
Payments for acquisitions and equity investments	(269)	(55,224)
Purchases of property, plant and equipment	(2,689)	(5,386)
NET CASH USED IN INVESTING ACTIVITIES	(2,958)	(60,610)

FINANCING ACTIVITIES
Excess tax benefit from stock compensation	238	1,595
Proceeds under stock option and stock purchase plans	868	523
NET CASH PROVIDED BY FINANCING ACTIVITIES	1,106	2,118

Effect of changes in exchange rates on cash & cash equivalents	12	(181)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	5,082	(55,624)
Cash and cash equivalents at beginning of period	40,781	83,962
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$45,863	$28,338

AKORN, INC.
RECONCILIATION OF NET INCOME TO NON-GAAP ADJUSTED EBITDA
IN THOUSANDS (UNAUDITED)

	THREE MONTHS ENDED
	MARCH 31,
	2013	2012

NET INCOME	$10,842	$3,108

ADJUSTMENTS TO ARRIVE AT EBITDA:
Depreciation expense	1,556	948
Amortization expense	1,733	1,563
Interest expense, net	978	1,044
Non-cash interest expense	1,226	1,183
Income tax provision	5,415	2,134
EBITDA	$21,750	$9,980

NON-CASH AND OTHER NON-RECURRING INCOME
AND EXPENSES:
Acquisition-related expenses	840	8,324
Non-cash stock compensation expense	1,703	1,424
Write-off and amortization of deferred financing costs	204	193
ADJUSTED EBITDA	$24,497	$19,921

AKORN, INC.
RECONCILIATION OF NET INCOME TO NON-GAAP ADJUSTED NET INCOME
IN THOUSANDS, EXCEPT PER SHARE DATA (UNAUDITED)

	THREE MONTHS ENDED
	MARCH 31,
	2013	2012

NET INCOME	$10,842	$3,108

INCOME TAX PROVISION	5,415	2,134

INCOME BEFORE INCOME TAXES	16,257	5,242

ADJUSTMENTS TO ARRIVE AT ADJUSTED NET INCOME:
Acquisition-related expenses	840	8,324
Non-cash stock compensation expense	1,703	1,424
Non-cash interest expense	1,226	1,183
Amortization expense	1,733	1,563
Write-off and amortization of deferred financing costs	204	193

ADJUSTED INCOME BEFORE INCOME TAXES	21,963	17,929

ADJUSTMENT FOR USE OF NOLs	-	3,350

ADJUSTED INCOME TAX PROVISION	7,526	3,947

ADJUSTED NET INCOME	14,437	10,632

ADJUSTED NET INCOME PER DILUTED SHARE	$0.13	$0.10

CONTACT:
Akorn, Inc.
Tim Dick, 847-279-6150
Chief Financial Officer